EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated as listed in the attached Schedule A, relating to the financial statements and financial highlights which appear in the annual reports to shareholders as listed in the attached Schedule A. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 30, 2018

Schedule A

Year End	Trust	Fund	Report Date
12/31/2017	Goldman Sachs Variable Insurance Trust	Goldman Sachs Government Money Market Fund	2/14/2018
12/31/2017	Goldman Sachs Variable Insurance Trust	Goldman Sachs Core Fixed Income Fund	2/14/2018
12/31/2017	Goldman Sachs Variable Insurance Trust	Goldman Sachs Equity Index Fund	2/14/2018
12/31/2017	Goldman Sachs Variable Insurance Trust	Goldman Sachs Growth Opportunities Fund	2/14/2018
12/31/2017	Goldman Sachs Variable Insurance Trust	Goldman Sachs High Quality Floating Rate Fund	2/14/2018
12/31/2017	Goldman Sachs Variable Insurance Trust	Goldman Sachs Global Trends Allocation Fund	2/14/2018
12/31/2017	Goldman Sachs Variable Insurance Trust	Goldman Sachs U.S. Equity Insights Fund	2/14/2018
12/31/2017	Goldman Sachs Variable Insurance Trust	Goldman Sachs Large Cap Value Fund	2/14/2018
12/31/2017	Goldman Sachs Variable Insurance Trust	Goldman Sachs Mid Cap Value Fund	2/14/2018
12/31/2017	Goldman Sachs Variable Insurance Trust	Goldman Sachs Multi-Strategy Alternatives Portfolio	2/14/2018
12/31/2017	Goldman Sachs Variable Insurance Trust	Goldman Sachs Small Cap Equity Insights Fund	2/14/2018
12/31/2017	Goldman Sachs Variable Insurance Trust	Goldman Sachs Strategic Growth Fund	2/14/2018
12/31/2017	Goldman Sachs Variable Insurance Trust	Goldman Sachs International Equity Insights Fund (formerly, Goldman Sachs Strategic International Equity Fund)	2/14/2018

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